Exhibt 99.1

MEDIA		INVESTORS
Janis Smith	Julia Tunis Bernard	Bob Strickland	Jim Rowe
415-396-7711	415-222-3858	415-396-0523	415-396-8216

WELLS FARGO WELL-CAPITALIZED, EXPECTS TO FULFILL $13.7 BILLION CAPITAL REQUIREMENT THROUGH EARNINGS, OTHER INTERNALLY-GENERATED SOURCES AND ANNOUNCED COMMON EQUITY OFFERING

Federal Reserve, Wells Fargo agree on future loan loss assumptions

SAN FRANCISCO, May 7, 2009 – Wells Fargo & Company (NYSE:WFC) said today it is pleased that the Federal Reserve has confirmed that Wells Fargo has enough total capital even in a severe economic stress scenario. Both the Company’s and the Federal Reserve’s analysis indicate the Company would remain well above the 6% minimum Tier 1 capital ratio needed for well capitalized banks over the next two years even under stress conditions. The Company’s Tier 1 capital ratio as of 3/31/09 was 8.3% after a reduction of approximately 190 basis points for credit-related, purchase accounting write-downs taken by Wells Fargo upon the Wachovia acquisition.

The Federal Reserve requires that the preponderance of Tier 1 capital be maintained in common equity, which is defined as 4% of risk weighted assets for purposes of the stress test. The Company’s own projection of its downside risk under the stress test scenario indicated sufficient Tier 1 common equity to meet this test, but the Federal Reserve has elected to apply its own more conservative revenue assumptions in the adverse case scenario and has asked Wells Fargo to increase Tier 1 common equity by $13.7 billion by November 9, 2009.

“We’re very pleased that the Federal Reserve’s comprehensive credit analysis confirmed our own estimates of potential credit losses in the aggregate across all of our loan portfolios,” said Chief Financial Officer Howard Atkins. “This is not surprising since the higher risk Wachovia loan and securities portfolios have already been written down and since banking regulators have previously reviewed legacy Wells Fargo and legacy Wachovia credit portfolios while the Company has reviewed Wachovia’s loans at least five times since the Wachovia merger was announced.

“The main reason the Federal Reserve has required Wells Fargo to hold an extra $13.7 billion in Tier 1 common equity is based on what we believe is their excessively conservative estimate of pre-provision net revenue (PPNR) in the adverse scenario. Since we believe our Company’s earnings and other internally-generated capital will generate enough capital to meet the 4% test by November 9, 2009, in effect the Federal Reserve is asking Wells Fargo to hold a significant capital cushion above 4% for a hypothetical net revenue scenario that is remote and inconsistent with the Company’s strong actual results so far in 2009, strong underlying earnings momentum, and the actions already taken by Wells Fargo to reduce Wachovia’s revenue risk.

“Wells Fargo’s revenue growth the past two decades has been about double that of the industry. Even during the current economic downturn, the Company had double-digit revenue growth in eight of the last 12 quarters. Legacy Wells Fargo grew revenue 16 percent last quarter and customers are bringing business back to legacy Wachovia, representing 41 percent of the combined company’s revenue last quarter.

“Furthermore, Wells Fargo’s pre-provision earnings in the first quarter of 2009 were above its own submission to the Federal Reserve and approximately 25% higher than the quarterly average PPNR assumed by the Federal Reserve in its adverse case scenario.

“Wells Fargo would be well above the Tier 1 common equity target of 4% today if it had not written off almost $40 billion of troubled loans from Wachovia Corporation when the merger of Wachovia into Wells Fargo was completed at the end of last year. This reduced the ratio of Tier 1 common equity to risk-weighted assets by about 190 basis points. By writing off those troubled loans last year, however, the Wachovia portion of Wells Fargo’s losses has been significantly reduced, supporting profitability and our ability to add to common equity over time. Over $13 billion of this benefit is expected to remain at the end of 2010 when the stress test period is over.”

Wells Fargo “strong, secure, well capitalized, growing market share”
Atkins said “Wells Fargo is strong, secure, well capitalized, growing market share and we’re building capital every day through retained earnings and expense initiatives related to the Wachovia merger. We expect our strong earnings performance, including strong revenue growth, the just announced $6 billion secondary market common equity offering, the benefits of lower expenses, the dividend reduction, and issuing company stock to our benefit plans will continue to add to our strong capital base and meet all regulatory capital requirements.”

Cautionary Statement About Forward-Looking Statements
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial results and condition, including statements about our future capital levels, and sources of additional capital, future credit losses, future pre-provision net revenue, future expenses, future profits, the expected remaining benefit at the end of 2010 of the Wachovia loan portfolio write-downs, and various assumptions used to estimate those measures. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “would,” “could,” “may,” “can,” “will” or similar expressions. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Do not unduly rely on forward-looking statements as actual results could differ significantly from expectations. Actual capital levels, credit losses, pre-provision net revenue, expenses and profits and other results could differ significantly from expectations because of a number of factors including: current economic and market conditions; our capital requirements and ability to raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; legislative proposals to allow mortgage cram-downs in bankruptcy or force other loan modifications; participation in the U.S. Treasury Department’s first and second lien modification programs or other similar government programs; our ability to successfully integrate the Wachovia merger and realize the expected cost savings and other benefits; our ability to realize the recently announced efficiency initiatives to lower expenses when and in the amount expected; the adequacy of our allowance for credit losses; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of falling stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices and unemployment do not stabilize. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. There is no assurance that we will not exchange funds previously received under the U.S. Treasury Department’s Capital Purchase Program for funds under the Department’s Capital Assistance Program, which if we do could cause substantial dilution to existing stockholders. For more information about factors that could cause actual results to differ from our expectations, refer to our periodic and current reports filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov, including our Annual Report on Form 10-K for the year ended December 31, 2008, including the discussion under “Risk Factors” in the 2008 Form 10-K. Any factor described above or in the 2008 Form 10-K could, by itself or together with one or more other factors, adversely affect our future financial results and condition.

Estimates provided by Wells Fargo to federal banking regulatory agencies as part of the Supervisory Capital Assessment Program (SCAP) reflect a hypothetical “what-if” scenario based on assumptions (1) contained in the SCAP and described in "The Supervisory Capital Assessment Program: Design and Implementation," dated April 24, 2009, and (2) as determined between federal banking regulatory agencies and Wells Fargo. Neither these nor any estimates determined for Wells Fargo by federal banking regulatory agencies shall constitute forecasts of Wells Fargo’s future financial results and condition.

Wells Fargo & Company is a diversified financial services company with $1.3 trillion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 10,400 stores, over 12,000 ATMs and wellsfargo.com across North America and internationally.

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